AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               YDI WIRELESS, INC.

                            KFIRE MERGER CORPORATION

                                  KARLNET, INC.

                                 DOUGLAS J. KARL

                                       AND

                                  ELISE L. KARL



                            DATED AS OF MAY 13, 2004

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of May 13, 2004 among YDI WIRELESS, Inc., a Delaware corporation ("Parent"), KFIRE MERGER CORPORATION, a Delaware corporation and a wholly owned
  ------
subsidiary of Parent ("Merger Sub"), KARLNET, INC., a Delaware corporation (the
                       ----------
"Company"), and DOUGLAS J. KARL, and ELISE L.. KARL (each, a "Principal" and
 -------                                                      ---------
collectively, the "Principals").
                   ----------

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination
 ----
transaction pursuant to which the Company will merge with and into Merger Sub (the "Merger").
      ------

     B. The Board of Directors of each of the Company, Parent, and Merger Sub
(i) has determined that the Merger is in the best interests of each company and their respective stockholders and (ii) has approved this Agreement, the Merger, and the other transactions contemplated by this Agreement. The stockholders of the Company have approved this Agreement, the Merger, and the other transactions contemplated by this Agreement.

     C. The Company, Parent, and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

     E. Each Principal is joining in this Agreement to make certain representations and warranties and other agreements in connection with the Merger and to receive certain benefits pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   Article I
                                   ---------

                                   THE MERGER
                                   ----------

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
         ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the

"Surviving Corporation." At the Effective Time, the purpose of the Surviving
 ---------------------
Corporation shall be to conduct and engage in all lawful activities and business to the maximum extent permitted by the DGCL.

     1.2 Effective Time. Subject to the provisions of this Agreement, the
         --------------
parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State
                ---------------------
of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing or such subsequent date or time as the parties shall agree and specify in the Certificate of Merger being the "Effective Time") as soon as
                                                --------------
practicable on or after the date of this Agreement (the "Closing Date"). The
                                                         ------------
closing of the Merger (the "Closing") shall take place at the offices of the
                            -------
Parent.

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger
         --------------------
shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; By-laws.
         -------------------------------------

         (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is KarlNet, Inc." Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the authorized capital stock of the Surviving Corporation shall be 3,000 shares of common stock, par value $0.01 per share.

         (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. The director of Merger Sub shall be the initial
         ----------------------
director of the Surviving Corporation, until his successor is duly elected or appointed and qualified or additional directors are appointed or elected. The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger
         -----------------------
and without any action on the part of Merger Sub, the Company, or the holders of any of the following securities:

         (a) Conversion of Company Common Stock. Each share of Common Stock, par
             ----------------------------------
value $.001 per share, of the Company (the "Company Common Stock") issued and
                                            --------------------
outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and Company Dissenting Shares (as defined in Section 1.6(c) below)) will be canceled and extinguished and be automatically converted into the right to receive (i) a fraction of a share of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock")
                                                        -------------------
equal to the Exchange Ratio (as defined below) subject to Section 1.6(g) below,
(ii) cash in an amount equal to the Cash Merger Amount (as defined below), and
(iii) cash in lieu of fractional shares pursuant to Section 1.6(f) below (collectively, the "Merger Consideration"), upon surrender of the certificate
                    --------------------
representing such share of Company Common Stock in the manner provided in
Section 1.7(a) (or in the case of a lost, stolen, or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9). "Exchange Ratio" means the fraction obtained by subtracting the
               --------------
Set Aside Shares (as defined below) from 1,000,000 and then dividing that result by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. "Set Aside Shares" means the number of shares of Parent
                     ----------------
Common Stock, mutually determined by Parent and the Company, issued or to be issued to stockholders, option holders, employees, or other stakeholders of the Company in transactions related to the transactions contemplated by this Agreement. "Cash Merger Amount" means the amount obtained by subtracting the Set
            ------------------
Aside Cash (as defined below) from the Initial Cash Amount (as defined below) and then dividing that result by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. "Set Aside Cash" means the amount of cash, mutually determined by Parent and the Company, paid or to be paid by whatever means to stockholders, option holders, employees, or other stakeholders of the Company in transactions related to the transactions contemplated by this Agreement. "Initial Cash Amount" means the sum of the Cash
                                 -------------------
on Hand Amount (as defined in the next sentence) and the Loan Amount (as defined in Section 6.10 below). "Cash on Hand Amount" means $1,800,000 as may be reduced
                         -------------------
pursuant to Section 3.5(c) below.

         (b) Cancellation of Parent-Owned Stock. Each share of Company Common
             ----------------------------------
Stock held in the treasury of the Company or owned by Merger Sub, Parent, or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) Dissenting Shares. Notwithstanding anything in this Agreement to
             -----------------
the contrary, shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Section 262 of the DGCL (the "Company
                                                                         -------
Dissenting Shares") shall not be converted into the right to receive the Merger
-----------------
Consideration in accordance with this Agreement, at or after the Effective Time, unless and until the holder of such Company Dissenting Shares withdraws its demand for such appraisal in accordance with the DGCL or becomes ineligible for such appraisal. If a holder of Company Dissenting Shares shall withdraw its demand for such appraisal in accordance with the DGCL or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Company Dissenting Shares shall cease to be Company Dissenting Shares and shall be deemed to have converted as of the Effective Time into the right to receive the Merger Consideration into which its Company Common Stock would otherwise have converted as of the Effective Time pursuant to this Agreement. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of capital stock of the Company, and Parent shall have the right to participate in all negotiations, proceedings, and settlements with respect to such demands. Before the Effective Time, the Company shall not, without the prior written consent of

Parent, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands or agree to do any of the foregoing.

         (d) Stock Options. No options to purchase shares of Company Common
             -------------
Stock (each, a "Company Stock Option") will be assumed by Parent. The Company,
                --------------------
after consultation with Parent, shall take all actions necessary to cause the Company Stock Options to terminate prior to or at the Effective Time.

         (e) Capital Stock of Merger Sub. Each share of Common Stock, par value
             ---------------------------
$.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (f) Fractional Shares. No fraction of a share of Parent Common Stock
             -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent, without interest, an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the daily average of the highest and lowest sale prices per share of the Parent Common Stock on the OTC Bulletin Board, averaged over a period of the twenty most recent trading days on which the Parent Common Stock was traded ending on (and including) the trading day immediately prior to the Effective Time.

         (g) Non-Accredited Investors. The Parent Common Stock to be issued
             ------------------------
pursuant to this Agreement will be issued pursuant to exemptions from applicable federal and state securities laws without registration under those laws. Therefore, notwithstanding any other provision of this Agreement to the contrary, (i) prior to any shares of Parent Common Stock being issued to any stockholder of the Company, that stockholder must certify to Parent that the stockholder is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and make such
                                             --------------
other related certifications and provide such supporting documentation as may be requested by Parent and (ii) if any stockholder of Parent is unable to so comply to Parent's satisfaction, such stockholder will receive, in lieu of any shares of Parent Common Stock, an amount of cash calculated by multiplying the number of shares of Parent Common Stock such stockholder would have been entitled to receive pursuant to this Section 1.6 (but for this Section 1.6(g)) by Four Dollars ($4.00).

     1.7 Surrender of Certificates, Issuance of Parent Common Stock, and Payment
         -----------------------------------------------------------------------
of Cash Merger Amounts.
----------------------

         (a) Subject to Section 1.9, each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time
                   ------------
represented outstanding shares of Company Common Stock whose shares are to be converted into the right to receive shares of Parent Common Stock and cash pursuant to Section 1.6 shall surrender those certificates to Parent or to such other agent or agents as may be appointed by Parent for cancellation together with such transmittal, ownership, and other documents as Parent may request.

         (b) Upon surrender of a Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such other documents, all duly completed, at and after the Effective Time, the holder of such Certificate shall be entitled to receive in exchange therefore, in accordance with Sections 1.7(c) and (d) below, a certificate representing the number of whole shares of Parent Common Stock and cash which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the right to receive the number of full shares of Parent Common Stock and cash into which such shares of Company Common Stock shall have been so converted in accordance with Section 1.6.

         (c) Parent and the Company shall cause to be paid to each holder of record of a Certificate who surrenders the Certificate to Parent in accordance with Section 1.7(a) an amount of cash which such holder has the right to receive pursuant to Section 1.6(a)(ii) above with respect to the shares of Company Common Stock represented by the surrendered Certificate. This amount shall be paid immediately prior to the Effective Time by means of a dividend from the Company to that holder.

         (d) Promptly after the Effective Time, Parent shall cause its transfer agent to issue to each holder of record of a Certificate who surrenders the Certificate to Parent in accordance with Section 1.7(a) a certificate representing the number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 1.6(a)(i) above with respect to the shares of Company Common Stock represented by the surrendered Certificate. In addition, promptly after the Effective Time, Parent shall pay to each holder of record of a Certificate who surrenders the Certificate to Parent in accordance with Section 1.7(a) an amount of cash which such holder has the right to receive pursuant to Section 1.6(a)(iii) above with respect to the shares of Company Common Stock represented by the surrendered Certificate.

         (e) No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

         (f) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (g) Notwithstanding anything to the contrary in this Section 1.7, none of Parent, Merger Sub, the Surviving Corporation, and any agent or agents appointed by Parent shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Common Stock. All shares of
         ---------------------------------------------------
Parent Common Stock issued and cash paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen, or Destroyed Certificates. In the event any certificate
         ---------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen, or destroyed, Parent shall, in lieu of requiring surrender of the certificate in accordance with Section 1.7(a), accept an affidavit by the holder thereof that the certificate has been lost, stolen, or destroyed; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to deliver an indemnity agreement on such terms and/or a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation, Parent's transfer agent, or any other agent appointed by Parent with respect to the certificates alleged to have been lost, stolen, or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.11 Taking of Necessary Actions; Further Action. If, at any time after the
          -------------------------------------------
Effective Time, any other action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

Article II

                                    EARNOUTS
                                    --------

     2.1 Initial Earnout. As additional consideration for the transactions
         ---------------
contemplated by this Agreement, Parent shall pay to each Principal an amount calculated in accordance with this Section 2.1:

         (a) Within five (5) business days after each Initial Earnout Payment Date, Parent shall pay to each Principal an amount equal to that Principal's respective percentage interest of the Initial Earnout Periodic Payment; provided that:

             (i) For each Principal, (A) the representations and warranties of the Company and each of the Principals contained in this Agreement or any other agreement contemplated by or entered into pursuant to this Agreement or in connection with the transactions contemplated by this Agreement were true and correct in all material respects both when made on the date of this Agreement and at and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) (B) each of the Company and each of the Principals has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time or required by any other agreement contemplated by or entered into pursuant to this Agreement or in connection with the transactions contemplated by this Agreement to be performed or complied with by them at or prior to the Effective Time, and (C) such Principal has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or after the Effective Time or required by any other agreement contemplated by or entered into pursuant to this Agreement or in connection with the transactions contemplated by this Agreement to be performed or complied with by them at or after the Effective Time (including the noncompetition agreement of such Principal contemplated by Section 6.12 below), and such Principal shall have delivered a certificate, dated the appropriate Initial Earnout Payment Date, to Parent to the effect of clauses (A), (B), and (C) above signed by such Principal; and

             (ii) The version 1 of the Company's Logan software product having the features described in the Company Letter (as defined in Article III below) shall have been completed and ready for production and shipment to commercial customers on or before December 15, 2005.

     Any amounts not paid by Parent due to failure of any of these pre-conditions to be satisfied shall be retained by Parent.

         (b) "Initial Earnout Payment Date" shall mean each of December 15, 2005
              ----------------------------
and May 15, 2006.

         (c) "Initial Earnout Periodic Payment" shall mean the sum of One
              --------------------------------
Million Dollars ($1,000,000).




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


         (d) Each Principal's percentage interest of each payment under Section 2.1(a) above shall be the percent shown opposite such Principal's name below:

               Name of Principal                      Percentage Interest
               -----------------                      -------------------
       Douglas J. Karl                                        50%
       Elise L. Karl                                          50%
       Total                                                  100%

     2.2 Bonus Program Earnout. As additional consideration for the transactions
         ---------------------
contemplated by this Agreement, Parent shall pay to each Principal an amount calculated in accordance with this Section 2.2:

         (a) Parent shall pay to each Principal an amount equal to that Principal's respective percentage interest of the product of multiplying the Bonus Program Earnout Amount by the Bonus Program Success Percentage. These amounts will be paid to the Principals within fifteen (15) days after the Bonus Program Success Percentage has been determined.

         (b) "Bonus Program Earnout Amount" shall mean the sum of Five Hundred
              ----------------------------
Thousand Dollars ($500,000.00) as may be reduced as follows: (i) the Bonus Program Earnout Amount shall be reduced proportionally if the blended gross margin percent of the products and software included in the calculation of the Covered Revenue (as defined in Section 2.2(d) below) is less than forty percent (40%) in accordance with the following formula: amount of reduction = $500,000 * (1 - (actual blended gross margin percent of the products and software included in the calculation of the Covered Revenue / 40%)) and (ii) the Bonus Program Earnout Amount (after any reduction under clause (i) above) shall be reduced by an amount, if any, equal to the fully-loaded actual cost to the Surviving Corporation to finish the development of the products and software to be delivered to the Covered Accounts (as defined in the Company Letter).

         (c) "Bonus Program Success Percentage" shall mean (i) zero if the
              --------------------------------
Covered Revenue is less than One Million Five Hundred Thousand Dollars ($1,500,000.00), (ii) twenty percent (20%) if the Covered Revenue is equal to or more than One Million Five Hundred Thousand Dollars ($1,500,000.00) but less than Three Million Dollars ($3,000,000.00), (iii) forty percent (40%) if the Covered Revenue is equal to or more than Three Million Dollars ($3,000,000.00) but less than Four Million Five Hundred Thousand Dollars ($4,500,000.00), (iv) sixty percent (60%) if the Covered Revenue is equal to or more than Four Million Five Hundred Thousand Dollars ($4,500,000.00) but less than Six Million Dollars ($6,000,000.00), (v) eighty percent (80%) if the Covered Revenue is equal to or more than Six Million Dollars ($6,000,000.00) but less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00), and (vi) one hundred percent (100%) if the Covered Revenue is equal to or more than Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

         (d) "Covered Revenue" shall mean the amount actually paid to Parent or
              ---------------
the Surviving Corporation by the Covered Accounts for products and software shipped to the Covered Accounts during the period commencing on the day after the date of this Agreement and ending on the second anniversary of the date of this Agreement, net of all discounts, concessions, allowances, product returns, warranty costs, and similar costs. In order to qualify as Covered Revenue, payments have to be received by Parent or the Surviving Corporation no later than thirty (30) days after the second anniversary of the date of this Agreement.

(e) Each Principal's percentage interest of each payment under Section 2.2(a) above shall be the percent shown opposite such Principal's name below:

                     Name of Principal                Percentage Interest
                     -----------------                -------------------
                  Douglas J. Karl                               50%
                  Elise L. Karl                                 50%
                  Total                                         100%

     2.3 Right of Setoff. In addition to any other rights or remedies that
         ---------------
Parent may have under this Agreement, any agreement contemplated by this Agreement, applicable law, or otherwise, Parent shall have the right to withhold and set off, at any time without demand or notice, against any amount due under this Article II to any Principal the amount of any claim, loss, liability, damage, cost, or expense (including, without limitation, attorney's fees and expenses), whether now existing or hereafter arising, of any nature suffered or incurred by Parent arising from, in connection with, or relating to any failure, breach, default, inaccuracy, or lack of performance on the part of the Company or any Principal of any of its representations, warranties, agreements, or covenants in this Agreement or any other agreement contemplated by or entered into pursuant to this Agreement or in connection with the transactions contemplated by this Agreement. ANY AND ALL RIGHTS TO REQUIRE PARENT TO WITHHOLD AND SET OFF ANY AMOUNTS DUE HEREUNDER IN ACCORDANCE WITH THE PRINCIPALS' PERCENTAGE INTERESTS SHOWN ABOVE OR TO EXERCISE ANY OF ITS OTHER RIGHTS OR REMEDIES PRIOR TO EXERCISING ITS RIGHT OF SETOFF HEREUNDER ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED BY THE PRINCIPALS.

                                  Article III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in the disclosure letter supplied by the Company to Parent (the "Company Letter") and dated as of the date hereof, as
follows:                --------------

     3.1 Organization of the Company. The Company and each of its material
         ---------------------------
subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. The Company owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries, and does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture, or other business association or entity other than the securities of any publicly traded entity held for investment only and constituting less than 5% of the outstanding capital stock of any such entity. For purposes of this Agreement, the term "subsidiary" of the Company or Parent,
                                          ----------
as the case may be, means any Person (other than a natural person) of which the Company or Parent, as the case may be, owns, either directly or indirectly, a majority of the total combined voting power of all classes of equity thereof having general voting power under ordinary circumstances to elect a majority of the board of directors or its equivalent. The Company has made available to counsel for Parent a true and correct copy of the Certificate of Incorporation and By-laws of the Company and similar governing instruments of its material subsidiaries, each as amended to date. For purposes of this Agreement, "Material
                                                                        --------
Adverse Effect" shall mean a material adverse effect on the business,
--------------
properties, assets (including intangible assets), financial condition, or results of operations of a Person (as defined below), taken as a whole, but shall not include any of the foregoing arising out of, related to, or otherwise by virtue of (a) conditions affecting the economy or the financial markets generally (except to the extent that such conditions have a disproportionate adverse effect on such Person compared to other companies similarly situated as to size, financial strength, and/or other relevant factors), (b) the announcement of or pendency of any of the transactions contemplated by this Agreement, (c) events, circumstances, or conditions generally affecting the industry in which such Person operates (except to the extent that such events, circumstances, or conditions have a disproportionate adverse effect on such Person compared to other companies similarly situated as to size, financial strength, and/or other relevant factors), (d) any change in law or generally accepted accounting principles, or (e) as to Parent, any change in the market price or trading volume of the securities of such Person (provided, that if such change in market price or trading volume is caused by an underlying cause or effect which would otherwise constitute a Material Adverse Effect, such underlying cause or effect shall nonetheless continue to constitute and qualify hereunder as a Material Adverse Effect). For purposes of this Agreement, "Person" shall mean any natural person, corporation, general partnership,
 ------
limited partnership, limited liability company, proprietorship, or other business organization.

     3.2 Company Capital Structure.
         -------------------------

         (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and no shares of preferred stock. As of the date of this Agreement, 1,000,000 shares of Company Common Stock are issued and outstanding, and no shares of preferred stock were issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Since the date of the Company Balance Sheet (as defined in Section 3.5 below), there have been no changes in the capital structure of the Company other than issuances of Company Common Stock upon the exercise of outstanding options. The Company has provided to Parent a true and correct list of all holders of shares of Company Common Stock as of the date of this Agreement, showing the stockholder's name, address, and number of shares held.

         (b) As of the date of this Agreement, (i) the Company had reserved no shares of Company Common Stock for issuance upon exercise of stock options, and
(ii) there were options outstanding to purchase no shares of Company Common Stock. All of the options were issued pursuant to the Company's 2001 Stock Incentive Plan (the "Company Stock Option
                     --------------------

Plan"). All Company Stock Options shall terminate prior to
----
or at the Effective Time without payment, penalty, or other liability to the Company. All shares of Company Common Stock subject to issuance as aforesaid have been duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be validly issued, fully paid, and nonassessable. Since the date of the Company Balance Sheet, there have been no amendments of any Company stock options. The Company has provided to Parent a true and correct list of all holders of options to buy shares of Company Common Stock as of the date of this Agreement, showing the security holder's name, address, number of options held, exercise price of the options, and expiration date of the options.

         (c) All securities issued by the Company, including stock and options, both currently outstanding and formerly outstanding, were validly issued in transactions exempt from the registration requirements of the Securities Act and in accordance with any applicable state securities laws.

         (d) The Company has provided to Parent copies of (i) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 2000, (ii) all information statements relating to stockholder actions since January 1, 2000, (iii) all other reports, letters, notices, and other documents provided to the Company's stockholders, option holders, or warrant holders since January 1, 2000, and (iv) all amendments and supplements to all such proxy statements, information statements, and other documents since January 1, 2000. As of their respective dates, the materials described in clauses (i) through (iv) above (y) were prepared in accordance with all material requirements of law and regulations applicable to such materials and (z) did not at the time they were provided to Company security holders contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.3 Obligations With Respect to Capital Stock.
         -----------------------------------------

         (a) Except as set forth in Section 3.2, there are no equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement.

         (b) There are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound with respect to any security of any class of the Company or with respect to any security, partnership interest, or similar ownership interest of any class of any of its subsidiaries. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and consummation by the Company of the transactions contemplated by this Agreement will not, alone or together with any other event, nor has any event occurred that would, (i) entitle any Person to any payment under or for any security, option, warrant, call, right, commitment, or agreement of the Company or (ii) result in an acceleration of vesting, a change in post-service exercisability period, or an adjustment to the exercise price or number of shares issuable upon exercise of any security, option, warrant, call, right, commitment, or agreement of the Company.

     3.4 Authority.
         ---------

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including all necessary authorizations and required votes by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or similar governing instruments of any of its subsidiaries or (ii) any material mortgage, indenture, lease, contract or other agreement, or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is
                                                  -------------------
required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company.

     3.5 SEC Filings; Company Financial Statements.
         -----------------------------------------

         (a) The Company has never had any securities registered under the Securities Act. The Company has never been subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and regulations promulgated pursuant thereto. The Company has
 ------------
not ever filed, or been obligated or required to file, any forms, reports, or other documents with the Securities and Exchange Commission (the "SEC").
                                                                  ---

         (b) The Company has furnished Parent with copies of its audited consolidated financial statements for the fiscal years ended September 30, 2001, 2002, and 2003, and with copies of its unaudited consolidated financial statements for the fiscal quarter ended March 31, 2004 (collectively, including in each case any related notes thereto, the "Company Financial Statements").
                                             ----------------------------
Each of the Company Financial Statements (i) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a
                                                         ----
consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly presented the financial position of the Company at and as of the respective dates thereof and the results of its operations, cash flows, and changes in stockholders' equity (if presented) for the periods indicated. The audited balance sheet of the Company as of September 30, 2003 provided by the Company to Parent is hereinafter referred to as the "Company Balance Sheet."
 ---------------------

         (c) Subject to the second to last sentence of this Section 3.5(c), the Company's cash on hand, together with its accounts receivable less than 61 days in arrears, exceeds its accounts payable by at least $1,800,000, each as measured as of the date of this Agreement. Each account receivable included in this calculation will be collected in full by the Company or the Surviving Corporation no later than 61 days after the date of the invoice relating to that account receivable (and, in any event, no later than 61 days after the date of this Agreement). For purposes of this calculation, accounts payable include all obligations of the Company which are due or have been invoiced or for which the Company has received benefit as of or prior to the Effective Date, including all compensation earned but not yet paid to employees, consultants, advisors, or licensors to the Company and the fees and expenses of Gray Cary Ware and Friedenrich LLP. The Company has no obligations for any licensing fees or any goods ordered or received by or services rendered to the Company at or before the Effective Time other than those included in the accounts payable used in the calculation above. The Company and the Principals acknowledge and agree that the Cash on Hand Amount shall be reduced $1.00 for each $1.00 that the Company's cash on hand, together with its accounts receivable less than 61 days in arrears, is less than $1,800,000 greater than its accounts payable. "Current
                                                                     -------
Cash Shortfall Amount" means the amount, if any, by which the Company's accounts
---------------------
receivable included in this calculation exceed the Company's accounts payable included in this calculation.

     3.6 Absence of Certain Changes or Events. Except with respect to the
         ------------------------------------
actions contemplated by this Agreement, since the date of the Company Balance Sheet, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Material Adverse Effect on the Company or any development that reasonably would be expected to have a

Material Adverse Effect on the Company or (b) any material liability or obligation (direct or contingent) which did not arise in the ordinary course of business.

     3.7 Taxes.
         -----

         (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or
             -------------------
"Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other government charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, net operating losses, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) Tax Returns and Audits.
             ----------------------

             (i) Each of the Company and its subsidiaries has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects. Each of the Company and its subsidiaries has paid all Taxes due and owing by the Company and its subsidiaries (whether or not shown on any Tax Return). None of the Company and its subsidiaries currently is the beneficiary of any extension of time within which to file any Return.

             (ii) Except as is not material to the Company, each of the Company and its subsidiaries will have withheld as of the Effective Time with respect to its employees all income Taxes, FICA, FUTA, and other Taxes required to be withheld.

             (iii) Except as is not material to the Company, neither the Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

             (iv) Except as is not material to the Company, no audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

             (v) Neither the Company nor any of its subsidiaries has any liability for unpaid Taxes which have not been accrued for or reserved against on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, except liability for unpaid Taxes which have accrued since the date of the Company Balance Sheet in the ordinary course of business.

             (vi) None of the Company's assets is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (vii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount for which a deduction will be disallowed by reason of Sections 280G, 404 or 162(b) through (o) of the Code.

             (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of is subsidiaries.

             (ix) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

             (x) None of the Company and its subsidiaries is a party to any tax allocation or sharing agreement. None of the Company and its subsidiaries (A) has been a member of an Affiliated Group (within the meaning of Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local, or foreign law) filing a consolidated federal Return (other than a group the common parent of which was the Company) or (B) has any liability for the taxes of any person (other than any of the Company and its subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (xi) The Company has furnished Parent with a list of all federal, state, local, and foreign Tax Returns filed with respect to the Company and its subsidiaries for taxable periods ended on or after January 1, 2000, which list indicates those Tax Returns that have been audited. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company and its subsidiaries since January 1, 2000.

             (xii) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

     3.8 Absence of Liens and Encumbrances. Each of Company and its subsidiaries
         ---------------------------------
has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financial Statements and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.9 Intellectual Property.
         ---------------------

         (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in Paragraph (c) below) that are material to the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights").
      ------------------------------------

         (b) The Company is not in violation of any license, sublicense, or agreement related directly to the Company Intellectual Property Rights except such violations as do not materially impair the Company's rights under such license, sublicense, or agreement. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense, or agreement, nor entitle any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement except such violations or defaults as do not materially impair the Company's rights under such license, sublicense, or agreement. No material claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any Person nor, to the knowledge of the Company, are there any valid grounds for any bona fide material claims (i) to the effect that the manufacture, sale, licensing, or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold, licensed, or used or proposed for manufacture, sale, licensing, or use by the Company infringes on any copyright, patent, trade mark, service mark, or trade secret, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company, validity, or effectiveness of any of the Company Intellectual Property Rights. All material registered trademarks, service marks, and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there is no material unauthorized use, infringement, or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right owned by the Company or product of the Company or any of its subsidiaries, or, to the knowledge of the Company, Company Intellectual Property Right licensed by the Company or its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries.

         (c) Without limiting the generality of the foregoing: (i) the Company has paid and both Douglas J. Karl and The Ohio State University have received all royalties due pursuant to that Software License Agreement, dated March 1, 1993, as amended and restated pursuant to the Restated and Amended License Agreement of even date herewith (the "Original Software License"), between the Company and Mr. Karl and that Copyright Agreement, dated January 19, 1993 (the "Original Copyright Agreement"), between Mr. Karl and The Ohio State University,
(ii) since March 2000, the Company has not sold or licensed as a standalone product, incorporated into any other product of the Company, or used in any other fashion any software for which the Company would have an obligation to pay a royalty under the Original Software License or the Original Copyright Agreement, (iii) none of the sale or license by the Company of any software currently sold or licensed by the Company, the incorporation of any software currently incorporated into any other product of the Company, or the use in any other fashion by the Company of any software in its business infringes upon or violates any rights that either Mr. Karl or The Ohio State University may have in, to, or under the software that is the subject of the Original Copyright Agreement, and (iv) provided that the Company conducts its business as presently conducted and proposed to be conducted, the Company has and will have no obligation to pay any royalties to either Mr. Karl or The Ohio State University under the Original Software License or the Original Copyright Agreement.

         (d) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company (or, in the case of Section 4.9, to Parent) pursuant to end-user licenses and which are used in the Company's business (or in Parent's business in the case of Section 4.9) but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's (or of Parent's in the case of Section 4.9) products and related trademarks, technology and know-how.

     3.10 Agreements, Contracts and Commitments. Neither the Company nor any of
          -------------------------------------
its subsidiaries has, nor is it a party to nor is it bound by:

         (a) any collective bargaining agreements;

         (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (c) any employment or consulting agreement, contract or commitment with any officer or director-level employee, not terminable by the Company on thirty days' notice without liability, except to the extent general principles of wrongful termination law may limit the Company's ability to terminate employees at will;

         (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (e) any agreement, contract or commitment (excluding real and personal property leases) which involves payment by the Company of $20,000 or more (excluding amounts which are already owing by the Company or such subsidiary at the date of the Company Balance Sheet) and is not cancelable without penalty within thirty (30) days;

         (f) any agreement under which the Company or its subsidiaries is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time, or in any segment of the market; or

         (g) any agreement under which the Company is restricted from entering into any line of business, introducing any products, undertaking any activities, or competing with any other person or entity in any line of business, in any geographic area, during any period of time, or in any segment of the market.

     3.11 No Default. Neither the Company nor any of its subsidiaries has
          ----------
breached in any material respect, or received in writing any claim or threat that it has breached in any material respect, any of the terms or conditions of any (i) agreement, contract or commitment that was or is material to the Company or (ii) any agreement under which the Company or any of its subsidiaries licenses from a third party any Company Intellectual Property Rights included in the Company's products in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company thereunder. Each of the agreements, contracts and commitments referred to in clauses (i) and (ii) above that has not expired or been terminated in accordance with its terms is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto.

     3.12 Governmental Authorization. The Company holds all permits, licenses,
          --------------------------
variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the Company's business as currently conducted (the "Company Permits"). The Company is in material compliance with the terms of the Company Permits. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate would not have a Material Adverse Effect on the Company. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on the Company.

     3.13 Litigation. There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the Company's knowledge, is there a reasonable basis to expect such notice of assertion against the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect on the Company.

     3.14 Environmental Matters. Neither the Company nor any of its subsidiaries
          ---------------------
has been or is currently in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety
("Environmental and Occupational Laws"). Each of the Company and its
  -----------------------------------
subsidiaries has all permits and other governmental authorizations currently required by all applicable statutes, laws or regulations relating to the environment or occupational health and safety necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any communication from a Governmental Entity, or any written communication from any Person other than a Governmental Entity, that alleges that it is not in full compliance with Environmental or Occupational Laws, except for matters alleging items which would not have a Material Adverse Effect on the Company. There is no claim of a violation of Environmental and Occupational Laws pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, except for matters alleging items which would not have a Material Adverse Effect on the Company. 3.15 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger, or any transaction contemplated hereby.

     3.16 Labor Matters. There are no pending or, to the Company's knowledge,
          -------------
threatened material claims against the Company or any of its subsidiaries under any workers' compensation plan or policy or for long-term disability. Each of the Company and its United States subsidiaries has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

     3.17 Employee Benefit Plans.
          ----------------------

         (a) The Company has made available to Parent (i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared, and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years. "Benefit Plans" means all employee benefit plans within the
                   -------------
meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any related or separate contracts, plans, trusts,
             -----
programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits of economic value to any present or former employee of the Company (or, in the case of Section 4.17, Parent) or present or former beneficiary, dependent or assignee of any such employee or former employee.

         (b) All Benefit Plans of the Company conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws or governmental regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Company to any material penalty or tax imposed under the Code or ERISA.

         (c) Any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the Company as an adopting employer or has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such opinion letter or determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such establishment or determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

         (d) The Company does not sponsor, nor has it ever sponsored, a defined benefit plan subject to Title IV of ERISA, nor has it ever had any obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not have any material liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this Section 3.17, the term "the Company" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

         (e) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Company, any basis for such claim, except in any such case as reasonably would not be expected to have a Material Adverse Effect on the Company. The Benefit Plans are not the subject of any pending (or to the knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").
                               ----

         (f) The Company has timely made all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

         (g) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"),
(i) each Welfare                                               ------------

Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code,
(iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. No Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

     3.18 Compliance With Laws. Each of the Company and its subsidiaries has
          --------------------
complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except in any such case as reasonably would not be expected to have a Material Adverse Effect on the Company.

     3.19 Board Approval. On or prior to the date of this Agreement, the Board
          --------------
of Directors of the Company, by resolutions duly adopted by unanimous approval of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement and the Merger are fair and in the best interests of the Company and its stockholders,
(b) approved this Agreement and the Merger and determined that the execution, delivery and performance of this Agreement is desirable, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting.

     3.20 Stockholder Approval. On or prior to the date of this Agreement, the
          --------------------
stockholders of the Company, by resolutions duly adopted at a meeting duly called and held or by unanimous approval of all holders of all issued and outstanding shares of Company Common Stock and not subsequently rescinded or modified in any way, have duly approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement.

     3.21 Antitakeover Laws Not Applicable. No "fair price," "business
          --------------------------------
ombination," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation (a "Takeover Statute") is or will be
                                       ----------------
applicable (as to the Company) to the execution, delivery, or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     3.22 Full Disclosure. Neither this Agreement nor any written statement,
          ---------------
report, or other document furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby with respect to the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

     3.23 FIRPTA. The Company Common Stock is not a "U.S. Real Property
          ------
Interest" as defined in Treasury Regulation Section 1.897-2(h)(2).

                                   Article IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

     Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the disclosure letter supplied by Parent to the Company (the "Parent Letter") and dated as of the date hereof, as follows:
                  -------------

     4.1 Organization of Parent and Merger Sub. Each of Parent, its material
         -------------------------------------
subsidiaries, and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease, and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Reports (as defined below in Section 4.5) filed with the SEC prior to the date of this Agreement, Parent owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture, or other business association or entity other than the securities of any publicly-traded entity held for investment only and constituting less than 5% of the outstanding capital stock of any such entity. Parent has made available to counsel for the Company a true and correct copy of the Certificate of Incorporation and By-laws of Parent and Merger Sub, and similar governing instruments of its material subsidiaries, each as amended to date.

     4.2 Capital Structure.
         -----------------

         (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 4,500,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, 14,278,402 shares of Parent Common Stock were issued and outstanding and no shares of preferred stock of Parent were issued or outstanding. The authorized capital stock of Merger Sub consists of 3,000 shares of Common Stock, $.01 par value, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Since the date of the Parent Balance Sheet (as defined in Section 4.5 below), there have been no changes in the capital structure of Parent other than issuances of Parent Common Stock upon the exercise of outstanding options and warrants.

         (b) As of the date of this Agreement, (i) Parent had reserved 389,626 shares of Parent Common Stock for issuance upon exercise of warrants and 1,294,836 shares of Parent Common Stock for issuance upon exercise of stock options, (ii) there were warrants outstanding to purchase 389,626 shares of Parent Common Stock, and (iii) there were options outstanding to purchase 823,214 shares of Parent Common Stock. All of the outstanding options were issued pursuant to Parent's 1986 Stock Plan, 1987 Stock Plan, 1996 Stock Plan, 1997 Stock Plan, 1999 Stock Plan, 2001 Nonqualified Stock Option Plan, or 2002 Stock Incentive Plan (collectively, the "Parent Stock Option Plan"). All shares
                                         ------------------------
of Parent Common Stock subject to issuance as aforesaid have been duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid, and nonassessable. Since the date of the Parent Balance Sheet, there have been no amendments of any Parent stock options or warrants.

         (c) The shares of Parent Common Stock to be issued pursuant to the Merger will, upon issuance, be duly authorized, validly issued, fully paid, and non-assessable.

     4.3 Obligations With Respect to Capital Stock.
         -----------------------------------------

         (a) Except as set forth in Section 4.2, there are no equity securities of any class of Parent, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Parent, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding. Except as set forth in Section 4.2, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, or agreement.

         (b) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan, or other agreement or understanding to which Parent or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound with respect to any security of any class of Parent or with respect to any security, partnership interest, or similar ownership interest of any class of any of its subsidiaries. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder, and consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not, alone or together with any other event, nor has any event occurred that would, (i) entitle any Person to any payment under or for any security, option, warrant, call, right, commitment, or agreement of Parent or Merger Sub or (ii) result in an acceleration of vesting, a change in post-service exercisability period, or an adjustment to the exercise price or number of shares issuable upon exercise of any security, option, warrant, call, right, commitment, or agreement of Parent or Merger Sub.

     4.4 Authority.
         ---------

         (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated hereby by Parent and Merger Sub will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or By-laws of Parent, the Certificate of Incorporation or By-laws of Merger Sub, or similar governing instruments of any of its subsidiaries or (ii) any material mortgage, indenture, lease, contract, or other agreement, or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Parent or its properties or assets.

         (b) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of a Form 8-K with the SEC, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (vi) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent.

     4.5 SEC Filings, Parent Financial Statements.
         ----------------------------------------

         (a) Parent has filed all forms, reports, and documents required to be filed with the SEC and has made available to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, 2002, and 2003, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 2001,
(iii) all information statements relating to stockholder actions since January 1, 2001, (iv) all other reports or registration statements filed by Parent with the SEC since January 1, 2001, and (v) all amendments and supplements to all such reports, proxy statements, information statements, and registration statements filed by Parent with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "Parent SEC Reports." With
                                                   ------------------
respect to Parent's Form 10-K for the period ending December 31, 2003 and Forms 10-Q for the periods ending June 30, 2003 and September 30, 2003, the term "Parent SEC Reports" shall refer to those three forms each as amended by Amendment No. 1 thereto as filed with the SEC on March

25, 2004. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financial Statements"), including any Parent SEC Reports filed after the date hereof until the Closing, (x) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (z) fairly presented or will fairly present the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations, cash flows, and changes in stockholders' equity (if presented) for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Parent as of December 31, 2003 contained in the Parent SEC Reports is hereinafter referred to as the "Parent Balance Sheet."

         (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents, or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     4.6 Absence of Certain Changes or Events. Except with respect to the
         ------------------------------------
actions contemplated by this Agreement or disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement, since the date of the Parent Balance Sheet, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Material Adverse Effect on Parent or any development that reasonably would be expected to have a Material Adverse Effect on Parent or (b) any material liability (direct or contingent) which did not arise in the ordinary course of business or (c) any other action that required consent or approval of the Parent's stockholders under applicable law.

4.7  Taxes.
     -----

         (a) Each of Parent and its subsidiaries has timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries, except such Returns which are not material to Parent. All such Returns were correct and complete in all material respects. Each of Parent and its subsidiaries has paid all Taxes due and owing by Parent and its subsidiaries (whether or not shown on any Tax Return). None of Parent and its subsidiaries currently is the beneficiary of any extension of time within which to file any Return.

         (b) Except as is not material to Parent, each of Parent and its subsidiaries will have withheld as of the Effective Time with respect to its employees all income Taxes, FICA, FUTA, and other Taxes required to be withheld.

         (c) Except as is not material to Parent, neither Parent nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed, or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) Except as is not material to Parent, no audit or other examination of any Return of Parent or any of its subsidiaries is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

         (e) Neither Parent nor any of its subsidiaries has any liability for unpaid Taxes which have not been accrued for or reserved against on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, except liability for unpaid Taxes which have accrued since the date of the Parent Balance Sheet in the ordinary course of business.

         (f) None of Parent's assets is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (g) There is no contract, agreement, plan, or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount for which a deduction will be disallowed by reason of Sections 280G, 404 or 162(b) through (o) of the Code.

         (h) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its subsidiaries.

         (i) Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (j) None of the Parent and its subsidiaries is a party to any tax allocation or sharing agreement. None of the Parent and its subsidiaries (A) has been a member of an Affiliated Group (within the meaning of Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local, or foreign law) filing a consolidated federal Return (other than a group the common parent of which was the Parent) or (B) has any liability for the taxes of any person (other than any of the Parent and its subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (k) Parent has furnished the Company with a list of all federal, state, local, and foreign Tax Returns filed with respect to Parent and its subsidiaries for taxable periods ended on or after January 1, 2000, which list indicates those Tax Returns that have been audited. Parent has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Parent and its subsidiaries since January 1, 2000.

         (l) To Parent's knowledge, neither Parent nor any of its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

     4.8 Absence of Liens and Encumbrances. Each of Parent and its subsidiaries
         ---------------------------------
has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal, and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financial Statements and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount, or extent and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     4.9 Intellectual Property.
         ---------------------

         (a) Parent, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are material to the business of Parent as currently conducted or as proposed to be conducted by Parent (the "Parent Intellectual Property Rights").
                                         -----------------------------------

         (b) Parent is not in violation of any license, sublicense, or agreement related directly to the Parent Intellectual Property Rights except such violations as do not materially impair Parent's rights under such license, sublicense, or agreement. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, will neither cause Parent to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement except such violations or defaults as do not materially impair Parent's rights under such license, sublicense or agreement. No material claims with respect to the Parent Intellectual Property Rights have been asserted or, to the knowledge of Parent, are threatened by any Person, nor, to the knowledge of Parent, are there any valid grounds for any bona fide material claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of Parent or any of its subsidiaries as now manufactured, sold, licensed, or used or proposed for manufacture, sale, licensing, or use by Parent infringes on any copyright, patent, trade mark, service mark, or trade secret, (ii) against the use by Parent or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in Parent's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by Parent, validity, or effectiveness of any of the Parent Intellectual Property Rights. All material registered trademarks, service marks, and copyrights held by Parent are valid and subsisting. To the knowledge of Parent, there is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent. No Parent Intellectual Property Right owned by Parent or product of Parent or any of its subsidiaries, or, to the knowledge of Parent, Parent Intellectual Property Right licensed by Parent or its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or any of its subsidiaries.

         4.10 Agreements, Contracts and Commitments. Except as disclosed in the
              -------------------------------------
Parent SEC Reports filed with the SEC prior to the date of this Agreement, neither Parent nor any of its subsidiaries has, nor is it a party to nor is it bound by:

         (a) any collective bargaining agreements;

         (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (c) any employment or consulting agreement, contract or commitment with any officer or director-level employee, not terminable by Parent on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Parent's ability to terminate employees at will;

         (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (e) any agreement, contract or commitment (excluding real and personal property leases) which involves payment by Parent of $250,000 or more (excluding amounts which are already owing by Parent or such subsidiary at the date of the Parent Balance Sheet) and is not cancelable without penalty within thirty (30) days;

         (f) any agreement under which Parent or its subsidiaries is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time, or in any segment of the market; or

         (g) any agreement under which Parent or Merger Sub is restricted from entering into any line of business, introducing any products, undertaking any activities, or competing with any other person or entity in any line of business, in any geographic area, during any period of time, or in any segment of the market.

     4.11 No Default. Neither Parent nor any of its subsidiaries has breached in
          ----------
any material respect, or received in writing any claim or threat that it has breached in any material respect, any of the terms or conditions of any (i) agreement, contract or commitment that was or is required to be filed as an exhibit to the Parent SEC Reports or (ii) any agreement under which Parent or any of its subsidiaries licenses from a third party any Parent Intellectual Property Rights included in Parent's products in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Parent thereunder. Each of the agreements, contracts and commitments referred to in clauses (i) and (ii) above that has not expired or been terminated in accordance with its terms is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent pursuant thereto.

     4.12 Governmental Authorization. Parent holds all permits, licenses,
          --------------------------
variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of Parent's business as currently conducted (the "Parent Permits"). Parent is in material compliance with the terms of the Parent Permits. The business of Parent is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate would not have a Material Adverse Effect on Parent. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent is pending or, to the knowledge of Parent, threatened, nor to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on Parent.

     4.13 Litigation. Except as disclosed in the Parent SEC Reports filed with
          ----------
the SEC prior to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a reasonable basis to expect such notice of assertion against Parent or any of its subsidiaries which it is reasonable to expect that, if determined adversely to Parent or any of its subsidiaries, would have a Material Adverse Effect on Parent.

     4.14 Environmental Matters. Neither Parent nor any of is subsidiaries has
          ---------------------
been or is currently in material violation of any applicable Environmental and Occupational Laws. Each of Parent and its subsidiaries has all permits and other governmental authorizations currently required by all applicable statutes, laws or regulations relating to the environment or occupational health and safety necessary for the conduct of its business. Neither Parent nor any of its subsidiaries has received any communication from a Governmental Entity, or any written communication from any Person other than a Governmental Entity, that alleges that it is not in full compliance with Environmental or Occupational Laws, except for matters alleging items which would not have a Material Adverse Effect on Parent. There is no claim of a violation of Environmental and Occupational Laws pending or, to the knowledge of Parent, threatened against Parent, except for matters alleging items which would not have a Material Adverse Effect on Parent.

     4.15 Broker's and Finders' Fees. Parent has not incurred, and will not
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

     4.16 Labor Matters. There are no pending or, to Parent's knowledge,
          -------------
threatened material claims against Parent or any of its subsidiaries under any workers' compensation plan or policy or for long-term disability. Parent and each of its United States subsidiaries has complied in all material respects with all applicable provisions of COBRA and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

     4.17 Employee Benefit Plans.
          ----------------------

         (a) Parent has made available to the Company (i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years.

         (b) All Benefit Plans of Parent conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws or governmental regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Parent to any material penalty or tax imposed under the Code or ERISA.

         (c) Any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to Parent as an adopting employer or has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such opinion letter or determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, Parent has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such establishment or determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

         (d) Parent does not sponsor, nor has it ever sponsored, a defined benefit plan subject to Title IV of ERISA, nor has it ever had any obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Parent does not have any material liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this Section 4.17, the term "Parent" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes Parent, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with Parent, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in
Section 414(m) of the Code) that includes Parent and any other entity required to be aggregated with Parent pursuant to the regulations issued under Section 414(o) of the Code.

         (e) There are no pending or, to the knowledge of Parent, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of Parent or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Parent, any basis for such claim, except in any such case as reasonably would not be expected to have a Material Adverse Effect on Parent. The Benefit Plans are not the subject of any pending (or to the knowledge of Parent, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC.

         (f) Parent has timely made all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

         (g) With respect to any Benefit Plan that is a Welfare Plan, (i) each Welfare Plan for which contributions are claimed by Parent as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. No Benefit Plan provides any health, life or other welfare coverage to employees of Parent beyond termination of their employment with Parent by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

     4.18 Compliance With Laws. Each of Parent and its subsidiaries has complied
          --------------------
in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except in any such case as reasonably would not be expected to have a Material Adverse Effect on Parent.

     4.19 Board Approval. On or prior to the date of this Agreement, the
          --------------
Board of Directors of Parent, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement, the Merger and the issuance of Parent Common Stock pursuant to this Agreement are in the best interests of Parent and its stockholders and (b) approved this Agreement and the Merger and determined that the execution, delivery and performance of this Agreement is advisable.

     4.20 Antitakeover Laws Not Applicable. No Takeover Statute is or will be
          --------------------------------
applicable (as to Parent) to the execution, delivery, or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     4.21 Full Disclosure. Neither this Agreement nor any written statement,
          ---------------
report or other document furnished by Parent pursuant to this Agreement or in connection with the transactions contemplated hereby with respect to Parent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

                                   Article V

                REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS
                ------------------------------------------------

     The Principals represent and warrant to Parent and Merger SSub, subject to any exceptions specifically disclosed in the Company Letter, as follows:

     5.1 Ownership of Company Common Stock. Each of the Principals who is shown
         ---------------------------------
to own any shares of Company Common Stock in the list of Company stockholders delivered to Parent pursuant to Section 3.2(a) (each, a "Stockholder Principal") is the sole beneficial owner of those shares of Company Common Stock. Each Stockholder Principal has full power to vote or direct the voting of such shares. As of the date of this Agreement, such shares are, and at all times until the Effective Time will be, free and clear of any voting agreements or restrictions, rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, other encumbrances, or any other interests of any third party. Each Stockholder Principal has duly voted such shares in favor of this Agreement, the Merger, and the other transactions contemplated by this Agreement.

     5.2 Authority.
         ---------

         (a) Each of the Principals has all requisite power, authority, and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Principals and constitutes the valid and binding obligation of each of the Principals, enforceable against each of the Principals in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of the Principals does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any material mortgage, indenture, lease, contract or other agreement, or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Principals or any of their properties or assets.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any of the Principals in connection with the execution and delivery of this Agreement by the Principals or the consummation by the Principals of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company or the Parent.

     5.3 Accredited Investor; Restricted Stock.
         -------------------------------------

         (a) Each of Douglas J. Karl and Elise L. Karl is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. Each Stockholder Principal has such knowledge and experience in financial and business matters in general and investments in particular so that such Stockholder Principal is able to evaluate the merits and risks of an investment in the securities issuable by Parent and to protect its own interests in connection with such investment. Each Stockholder Principal is purchasing such securities for investment and not for the distribution of such securities. In addition, each Stockholder Principal has received such information as it considers necessary or appropriate for deciding whether to make an investment in the securities issuable by Parent. Each Stockholder Principal acknowledges that Parent has afforded such Stockholder Principal a reasonable opportunity to ask questions and receive answers from Parent and its management regarding the business and affairs of Parent.

         (b) Each Stockholder Principal acknowledges and understands that (i) the shares of Parent Common Stock to be issued pursuant to this Agreement will be issued in a private transaction pursuant to a specific exemption under the provisions of applicable federal and state securities laws, which depends upon the representations and warranties being made by each Stockholder Principal in this Agreement, (ii) such shares have not been registered under the Securities Act or any applicable state securities laws, (iii) such shares will be subject to substantial limitations on sale or other transfer, (iv) no market may exist for the resale of such shares, (v) no Principal has any right to require registration of any of such shares under any applicable federal or state securities laws, (vi) an appropriate restrictive legend will be placed on the certificates representing such shares issued to it referring to or stating explicitly the restrictions on transfer, (vii) Parent's transfer agent will be instructed not to transfer any of such shares without compliance with all applicable legal and other restrictions on transfer, and (viii) it is aware of any and all restrictions imposed by Parent on the further sale, distribution, or transfer of such shares, including, but not limited to, any restrictive legends appearing on the certificate, required holding periods, and stop transfer orders.

     5.4 Independent Investigation. Each Principal has made its own
         -------------------------
investigation concerning the advisability of entering into this Agreement and related transactions and agreements. Each Principal has consulted with and obtained advice from its individual legal, tax, financial, and other advisors to the extent such Principal has desired. no Principal is relying on any representations, warranties, agreements, advice, or other STATEMENTS, WRITTEN OR ORAL, (Other than as specifically set forth in this Agreement) from OR MADE BY OR ON BEHALF OF Parent, Merger Sub, or either of their directors, officers, employees, or agents.

     5.5 Full Disclosure. Neither this Agreement nor any written statement,
         ---------------
report, or other document furnished by any of the Principals pursuant to this Agreement or in connection with the transactions contemplated hereby with respect to any of the Principals contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

                                   Article VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

     6.1 Confidentiality. The parties acknowledge that Parent and the Company
         ---------------
have previously executed a Confidentiality Agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     6.2 Expenses. Except as set forth in this Section 6.2, if the Merger is not
         --------
consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. If the Merger is consummated, all fees and expenses, including attorneys, accountants and financial advisor's fees, incurred by or for the benefit of the Company or its stockholders, shall be paid by the Surviving Corporation.

     6.3 Public Disclosure.
         -----------------

         (a) Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or The Nasdaq Stock Market, Inc., so long as Parent has provided the Company and the Principals with notice of such requirement and makes reasonable efforts to get confidential treatment if so requested by the Company or the Principals and in any event in accordance with the terms of the Confidentiality Agreement.

         (b) The Company and the Principals agree that the information supplied by the Company for inclusion in any press release (including any information relating to the Company or the Principals that is approved by the Company) that is jointly issued or approved by Parent and the Company shall not, on the date such press release is issued, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier press release which has become false or misleading. If at any time prior to the Effective Time the Company shall determine that any information in any issued press release was or may have become false or misleading, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information relating to Parent or Merger Sub which is contained in any of the foregoing documents.

         (c) Parent agrees that the information supplied by Parent for inclusion in any press release (including any information relating to Parent and Merger Sub that is approved by Parent) that is jointly issued or approved by Parent and the Company shall not, on the date such press release is issued, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier press release which has become false or misleading. If at any time prior to the Effective Time Parent shall determine that any information in any issued press release was or may have become false or misleading, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information relating to the Company which is contained in any of the foregoing documents.

     6.4 Legal Requirements. Each of Parent, Merger Sub, the Company, and the
         ------------------
Principals will use all reasonable best efforts to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including preparing and furnishing all information required in connection with approvals of or filings with any Governmental Entity and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will use all reasonable best efforts to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order, or authorization of, or any registration, declaration, or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with the Merger or taking of any action contemplated by this Agreement.

     6.5 Blue Sky Laws. Parent shall use its reasonable best efforts to comply
         -------------
with the securities and blue sky laws of all United States jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. Parent shall pay all fees and expenses, including filing fees and Parent's attorneys' fees and expenses, incurred by Parent in connection with such compliance. The Company and the Principals shall use their reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all United

States jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     6.6 Reasonable Best Efforts and Further Assurances. Each of the parties to
         ----------------------------------------------
this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including prompt resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     6.7 Certain Benefit Plans.
         ---------------------

         (a) Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefit programs substantially comparable in the aggregate to those applicable to employees of Parent, as soon as practicable after the Effective Time in accordance with the terms of such programs. Parent shall assume all of the Company's liability under Section 4980B of the Code and
Part 6 of Title I of ERISA with respect to COBRA participants (other than any liability of the Company to pay, or reimburse any such participants for, COBRA premiums) in accordance with applicable law.

         (b) Parent shall cause each such benefit program in which employees of Parent and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its subsidiaries to the same extent as such service was credited for such purpose by the Company; provided, that in no circumstances shall the crediting of such service create duplicative benefits.

         (c) If active employees of the Company or any of its subsidiaries become eligible to participate in a medical, dental, or vision plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered unconditionally for such person under the applicable medical, dental, or vision plans of the Company,
(ii) honor under such plans any deductible, co-payment, and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Company benefit program prior to the Effective Time.

         (d) At Parent's request, the Company will terminate its tax-qualified 401(k) Plan (the "Company's 401(k) Plan") prior to, and contingent upon, the
                  ---------------------
Effective Time. If the Company is required to terminate the Company's 401(k) Plan, Parent will, with the approval of the plan administrator of the Parent's tax-qualified 401(k) plan (the "Parent's 401(k) Plan"), cause Parent's 401(k)
                                --------------------
Plan to accept rollovers or direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code made with respect to current employees of the Company who will continue as employees of the Surviving Corporation after the Effective Time from the Company's 401(k) Plan. Parent will use its good faith best reasonable efforts to obtain such approval from the plan administrator of Parent's 401(k) Plan. In the case of any Company employee, the Parent's 401(k) Plan will take into account, for eligibility and vesting purposes, such employee's pre-Closing service creditable to such employee for purposes of Company's 401(k) Plan.

     6.8 Tax-Free Reorganization. Parent, the Company, and the Principals shall
         -----------------------
each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Without limiting the generality of the foregoing, Parent will cause the Surviving Corporation to continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

     6.9 Takeover Statutes. If any Takeover Statute is or may become applicable
         -----------------
to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors and the Principals shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

     6.10 Secured Loan. Contemporaneously with the execution of this Agreement,
          ------------
Parent is loaning the Company the sum (the "Loan Amount") of One Million Two Hundred Thousand Dollars ($1,200,000.00) plus the Current Cash Shortfall Amount, if any, in a secured lending relationship to provide the Company with a portion of the funds necessary for the Company to make the dividend payments contemplated by Section 1.7(c) above. Termination of this Agreement prior to the Effective Time will not affect any obligations of the Company relating to that loan.

     6.11 Bonus Letters. Contemporaneously with the execution of this Agreement,
          -------------
Parent is giving certain employees of the Company bonus letters entitling those employees to bonuses in the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) if those employees remain employees through the second anniversary of the date of this Agreement or are terminated by Parent without cause prior to that second anniversary.

     6.12 Noncompetition Agreements. Contemporaneously with the execution of
          -------------------------
this Agreement, each of the Principals and Douglas Harman, Metin Demirci, and Enrique Barria is entering into a noncompetition agreement in favor of Parent to be effective commencing at the Effective Time.

     6.13 Software License Agreement. Contemporaneously with the execution of
          --------------------------
this Agreement, Douglas J. Karl is entering into an agreement with the Company to (a) amend and restate that Software License Agreement, dated March 1, 1993, between the Company and Mr. Karl and (b) assign and transfer to the Company all of Mr. Karl's rights, title, and interest in, to, and under any software developed by the Company and all translations, changes, improvements, enhancements, and other modifications thereto and derivations therefrom.

     6.14 Resignations. Contemporaneously with the execution of this Agreement,
          ------------
each of the officers and directors of the Company is resigning each of his or her positions as an officer or director of the Company (without terminating his or her employment) to be effective at the Effective Time.

                                  Article VII

                               GENERAL PROVISIONS

     7.1 Survival of Representations, Warranties, and Covenants; Limitation of
         ---------------------------------------------------------------------
Liability.
---------

         (a) The representations, warranties, and covenants of the Company and the Principals contained in this Agreement shall survive the Closing for a period of three years. The representations and warranties of Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants of Parent and Merger Sub that by their terms survive the Effective Time shall survive the Effective Time.

         (b) The aggregate liability of the Principals for any failure, breach, default, inaccuracy, or lack of performance on the part of the Company or any Principal of any of its representations, warranties, agreements, or covenants in this Agreement (except for any liability arising from any willful or intentional acts or omissions) shall not exceed (i) for any liability identified to a Principal by Parent during the period from the date of this Agreement until the second anniversary of the date of this Agreement, the total of (A) Four Million Three Hundred Thousand Dollars ($4,300,000) and (B) the 1,000,000 shares of Parent Common Stock issuable to the Principals pursuant to Section 1.6 above and
(ii) for any liability identified to a Principal by Parent during the period from the second anniversary of the date of this Agreement until the third anniversary of the date of this Agreement, the total of (A) Two Million Dollars ($2,000,000) and (B) the 1,000,000 shares of Parent Common Stock issuable to the Principals pursuant to Section 1.6 above minus (C) any amounts paid pursuant to
Section 7.1(b)(i) above. If the shares of Parent Common Stock are still held by a Principal at the time such Principal becomes obligated to Parent, the shares will be surrendered to Parent to satisfy obligations of the Principal using a value of $4.00 per share. If the shares of Parent Common Stock have been sold by the Principal, such shares will still be valued at $4.00 per share for purposes of calculating the number of shares necessary to cover the obligations but the actual funds paid to Parent shall be the gross sale price of those shares.

     7.2 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered personally or by commercial delivery service or mailed by registered or certified mail (return receipt requested) or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as the party shall specify by like notice). If so mailed, they shall be deemed given upon the earlier of actual receipt or three business days after mailing.

         (a)     if to Parent or Merger Sub, to:

                 8000 Lee Highway
                 Falls Church, VA 22042
                 Attention:  Robert E. Fitzgerald
                 Facsimile No.:  (703) 205-0672

                 with a copy to:

                 David L. Renauld
                 20 Industrial Drive East
                 South Deerfield, MA  01373
                 Facsimile No.:  (413) 665-0089

         (b)     if to the Company, to:

                 525 Metro Place N, Suite 100
                 Dublin, OH  43017
                 Attention:  Douglas J. Karl
                 Facsimile No.: (614) 822-0024

                 with a copy to:

                 Gray Cary Ware & Freidenrich LLP
                 1625 Massachusetts Avenue, NW
                 Suite 300
                 Washington, DC 20036
                 Facsimilie No. 202-238-7701
                 Attn:  Tami Howie

     7.3 Interpretation. The words "include," "includes" and "including" when
         --------------
used herein shall be deemed in each case to be followed by the words "without limitation." Any table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     7.4 Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile or copy of a signature is valid as an original.

     7.5 Entire Agreement. This Agreement and the documents and instruments and
         ----------------
other agreements among the parties hereto as contemplated by or referred to herein, including the Company Letter and the Parent Letter, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Effective Time and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     7.6 Severability. If any provision of this Agreement or the application
         ------------
thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision; and, if they do not act to replace the provision, the Agreement will be interpreted as if they had replaced it with such a provision.

     7.7 Other Remedies. Except as otherwise provided herein, any and all
         --------------
remedies herein expressly conferred upon a party (including in Section 2.3 above) will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     7.8 Governing Law and Choice of Forum.
         ---------------------------------

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (b) Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection herewith, or any breach of this Agreement or any such document or instrument shall be resolved exclusively (as to court proceedings initiated by the Company or any Principal, including any counterclaims or crossclaims later brought by Parent or Merger Sub) in the state or federal courts whose local geographic jurisdiction includes Falls Church, Virginia, or exclusively (as to court proceedings initiated by Parent or Merger Sub, including any counterclaims or crossclaims later brought by the Company or a Principal) in the state or federal courts whose local geographic jurisdiction includes Dublin, Ohio. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any such state or federal court in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Ohio or the Commonwealth of Virginia, as the case may be, for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such forum, such jurisdiction, and such process.

     7.9 Rules of Construction. The parties hereto agree that they have been
         ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     7.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties.

     7.11 Amendment. No provision of this Agreement may be amended or modified
          ---------
unless such amendment or modification is in writing and signed by the party against whom enforcement is sought.

     7.12 Certain Definitions. For purposes of this Agreement, the term:
          -------------------

         (a) "business day" means any day on which the principal offices of the SEC in Washington D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in Delaware;

         (b) "knowledge" means with respect to any fact, circumstance, event, or other matter in question, that such fact, circumstance, event, or other matter was actually known by or upon reasonable inquiry or investigation would have been actually known by (i) an individual, if used in reference to an individual,
(ii) Robert E. Fitzgerald, Michael F. Young, Patrick L. Milton, and David L. Renauld if used in reference to Parent or Merger Sub, or (iii) each Principal, if used in reference to the Company.


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                                       41

Execution Copy

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their respective duly authorized officers, and each Principal has signed this Agreement, all as of the date first written above.

[Seal]                                          YDI WIRELESS, INC.


                                                By:    /s/ Robert E. Fitzgerald
                                                       -------------------------
                                                Name:  Robert E. Fitzgerald
                                                       -------------------------
                                                        Chief Executive Officer

[Seal]                                          KARLNET, INC.


                                                By:    /s/ Douglas J. Karl
                                                       -------------------------
                                                Name:  Douglas J. Karl
                                                       -------------------------
                                                          President

[Seal]                                          KFIRE MERGER CORPORATION


                                                By:    /s/ Robert E. Fitzgerald
                                                       -------------------------
                                                Name:  Robert E. Fitzgerald
                                                       -------------------------
                                                         Chief Executive Officer


                                                       /s/ Douglas J. Karl
                                                       -------------------
                                                       Douglas J. Karl


                                                       /s/ Elise L. Karl
                                                       -----------------
                                                       Elise L. Karl





                                       42